Exhibit 99.1

Global Technologies, Ltd. Announces Its Financial Results for the Quarter Ended March 31, 2024 and the Company’s Strategic Business Transition

Parsippany, NJ May 14, 2024 — Global Technologies, Ltd. (OTC: GTLL), a Delaware corporation, today announced its financial results for the quarter ended March 31, 2024, and provided an update on its strategic transition from real estate to a focused expansion into the technology and service sectors, primarily in health and wellness, and electric vehicle infrastructure through its subsidiaries, 10 Fold Services and GOe3.

Financial Highlights:

- Revenue Generation: For the quarter, Global Technologies reported revenues of $451,509, an increase from $14,000 in the prior year, primarily generated by sales introductions between customers and suppliers.

- Gross Profit: The Company achieved a gross profit of $87,310 compared to $14,000 in the same quarter of the previous year, reflecting the effective scaling of its service operations.

- Net Income: The Company achieved a net income of $2,756,900, compared to a net loss of $668,382 in the same quarter the previous year, driven by the Company’s increase in revenue, sale of its commercial property in Sylvester, GA and a gain on derivative liability.

- Shareholder Deficiency: The Company’s shareholder deficiency improved from -$4,528,007 at June 30, 2023 to -$630,878 at March 31, 2024 largely attributable from the repayment of the notes issued and assumed in the Foxx Trot Tango acquisition, as well as the reduction of the Company’s contingent consideration with this acquisition.

Strategic Business Transition:

Global Technologies has successfully shifted its focus from its previous real estate venture to prioritizing growth in the technology and service sectors. This transition is anchored by the innovative work of its subsidiaries:

- 10 Fold Services, a strategic consulting and procurement agency, which specializes in go-to-market planning and execution for companies in the health and wellness industries. Leveraging an automation-first approach, 10 Fold Services has driven notable market introductions and partnerships, significantly impacting revenue streams.

- GOe3, which is setting a new standard in EV charging solutions by developing a universal, solar-enhanced charging network, designed to support all existing EV models and significantly reduce range anxiety for EV users across the United States.

Management Commentary:

“Our quarterly results demonstrate significant progress in Global Technologies’ strategic realignment,” said Fredrick Cutcher, CEO of Global Technologies Ltd. “The transformation from real estate to technology and services not only revitalizes our portfolio but also positions us at the forefront of two rapidly growing industries: health and wellness and electric vehicle infrastructure. With solid financial results this quarter and a clear strategic direction, we are confident in our ability to deliver sustained growth and value creation.”

Future Outlook:

Global Technologies remains committed to enhancing its technological offerings and expanding its market presence in the health and wellness and EV sectors. The company anticipates continued operational improvements as it further develops its subsidiaries’ capabilities and explores new strategic opportunities.

The Company’s Quarterly Report for the period ended March 31, 2024 can be found on the Securities and Exchange Commission’s website at www.sec.gov.

About Global Technologies, Ltd.:

Global Technologies, Ltd. is a multi-operational company that is driving innovation and sustainable growth across the technology and service sectors. With a strategic focus on the health and wellness and electric vehicle industries through its subsidiaries, the company leverages cutting-edge technology and innovative business models to revolutionize these sectors. Global Technologies is dedicated to enhancing connectivity, efficiency, and environmental stewardship, thereby delivering substantial value to its customers, partners, and shareholders. Its mission is rooted in empowering businesses and communities with scalable solutions that not only meet current demands but also anticipate future needs, ensuring a sustainable and thriving future for all stakeholders.

Forward Looking Statements:

Statements made in this press release that express the Company or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. The Company cannot guarantee future financial results; levels of activity, performance or achievements and investors should not place undue reliance on the Company’s forward-looking statements. No information contained in this press release should be construed as any indication whatsoever of the Company’s future financial performance, future revenues or its future stock price. The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. No information in this press release should be construed as any indication whatsoever of the Company’s future revenues or results of operations.

Contact:

Global Technologies, Ltd.
(973) 233-5151
info@globaltechnologiesltd.info

GOe3, LLC Media Contact:

Ania Kubicki at ANGLES Communications

480-277-9245.